EXHIBIT 10.2

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into effective as of the 29th day of April, 2015 (the "Termination Date"), by and between TITANIUM HEALTHCARE, INC., a Nevada corporation formerly known as SMSA Gainesville Acquisition Corp. ("Tenant"), and GML HOLDINGS, LP, a Texas limited partnership ("Landlord").

RECITALS:

WHEREAS, Landlord and Tenant, either directly and/or by and through their predecessor(s)-in-interest with respect to the below-described Lease, previously made and entered into that certain Lease dated as of February 21, 2014 (such Lease, as it may have been amended, being collectively referred to as the "Lease"), whereby Tenant has leased that certain premises known as Suite 170 of Unit 2 of 610 Coit, A Condominium, which is located at 610 Coit Road, Plano, Texas 75075 (the "Leased Premises"), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to terminate early all obligations, liabilities and benefits under the Lease in its entirety, as hereinafter provided and upon and subject to the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the recitals set forth above and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meanings ascribed thereto in the Lease, except to the extent that the meaning of any such term is specifically modified by the provisions of this Agreement. Terms and phrases which are not delineated herein by initial capital letters shall have the meanings commonly ascribed thereto.

2. Termination and Surrender of Leased Premises. Landlord and Tenant hereby agree that (except as is otherwise set forth expressly herein) the Lease shall be and hereby is amended to terminate and expire effective as of 11:59 p.m. on the Termination Date, and effective as of such Termination Date the Lease shall be declared in all respects, without limitation (except as is otherwise set forth expressly herein), terminated and the term thereof ended.

LEASE TERMINATION AGREEMENT – Page 1

3. Release Payment. Tenant shall pay Landlord the sum of Eighty Thousand and No/100 Dollars ($80,000.00), in accordance with the terms of a promissory note dated as of the Termination Date (the "Note") in the form attached hereto as Exhibit "A", in consideration of Landlord's execution of this Agreement and for the satisfaction of all monetary obligations of Tenant under the Lease. All payments paid to Landlord under the Note shall be payable at the address set forth next to Landlord's signature in this Agreement below.

4. Security Deposit. As additional consideration for Landlord's execution of this Agreement, Landlord shall retain any and all security deposits deposited by Tenant pursuant to the Lease.

5. Surrender of the Lease Premises. If Tenant has not already done so, Tenant agrees that on or before the Termination Date, Tenant shall vacate and surrender the Leased Premises in the condition required under the Lease, and Tenant shall be entitled to and shall remove from the Leased Premises all of Tenant’s personal property and trade fixtures upon the termination of the Lease in accordance herewith. Notwithstanding anything to the contrary that may be set forth in the Lease, Tenant may (but shall not be obligated) to remove any improvements which Tenant may have made or caused to be made to the Leased Premises upon the termination of the Lease in accordance with this Agreement; provided, that if Tenant elects to remove any such improvements, then Tenant will repair or cause to be repaired any damage caused to the Leased Premises by such removal.

6. Release of Landlord. Upon the termination of the Lease as set forth above, Tenant (for itself and any other party that may claim by, through or under Tenant) agrees that without further acts, Landlord, and Landlord’s employees, agents, representatives, asset manager, consultants, attorneys, fiduciaries, servants, officers, directors, partners, shareholders, members, predecessors, successors and assigns (collectively, the "Landlord Released Parties"), shall be and are hereby released and forever discharged from any and all actions, causes of action, judgments, executions, suits, investigations, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character that arise out of or are in any way connected to the Lease, or any of the transactions associated therewith (collectively, the "Released Matters"), including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or thing done, omitted, or suffered to be done by any of the Landlord Released Parties prior to and including the date of actual execution of this Agreement by Landlord and Tenant, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH LANDLORD RELEASED PARTIES. Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for any acts or omissions of any previous owner of the Building.

7. Release of Tenant. Upon the termination of the Lease as set forth above, Landlord (for itself and any other party that may claim by, through or under Landlord) agrees that without further acts, Tenant and Tenant’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, shareholders, members, predecessors, successors and assigns (collectively, the "Tenant Released Parties"), shall be and are hereby released and forever discharged from all Released Matters, including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or thing done, omitted, or suffered to be done by any of the Tenant Released Parties prior to and including the date of actual execution of this Agreement by Tenant and Landlord, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH TENANT RELEASED PARTIES.

LEASE TERMINATION AGREEMENT – Page 2

8. Attorneys’ Fees. In the event of any legal action or proceeding brought by any party hereto against the other arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party therein the reasonable attorneys’ fees and costs incurred by such prevailing party in such action or proceeding (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such action or proceeding.

9. Entire Agreement. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding or representation pertaining to any such matter shall be hereafter effective for any purpose unless reinstated as provided herein. No provision of this Agreement may be amended except by an express agreement in writing signed by the parties hereto or their respective successors-in-interest or permitted assigns.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall together constitute one document, and an executed copy of this Agreement delivered by electronic mail transmittal shall have the effect of an original, executed instrument. It shall not be necessary for the signature of, or on behalf of, each party to this Agreement, or that the signature of all persons required to bind any such party, appear on each counterpart of this Agreement, and each signature page to any counterpart of this Agreement may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart of this Agreement identical thereto except having attached to it additional signature pages.

11. Invalidity. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

12. Authority. Tenant hereby represents and warrants to Landlord as follows: Tenant is a duly organized and existing corporation under the laws of the State of Nevada, and is duly authorized to conduct business in the State in which the Leased Premises is located; Tenant has full right and authority to make and enter into this Agreement; Tenant’s execution of this Agreement does not result in the violation of any law or the breach of any agreement to which Tenant may be bound; each person signing this Agreement on behalf of Tenant was and continues to be duly authorized to do so; and, upon execution hereof by both Tenant and Landlord, this Agreement shall be an enforceable agreement binding upon Tenant in accordance with the terms hereof. Landlord hereby represents and warrants to Tenant as follows: Landlord is a duly organized and existing limited partnership under the laws of the State of Texas, and is duly authorized to conduct business in the State in which the Leased Premises is located; Landlord has full right and authority to make and enter into this Agreement; Landlord’s execution of this Agreement does not result in the violation of any law or the breach of any agreement to which Landlord may be bound; each person signing this Agreement on behalf of Landlord was and continues to be duly authorized to do so; and, upon execution hereof by both Landlord and Tenant, this Agreement shall be an enforceable agreement binding upon Landlord in accordance with the terms hereof.

LEASE TERMINATION AGREEMENT – Page 3

13. Binding Effect; Controlling Agreement; Governing Law. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective transferees, representatives, successors and permitted assigns. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Lease, the terms and provisions of this Agreement shall control. This Agreement and the rights and duties of the parties hereto shall be controlled by and interpreted in accordance with the laws of the State in which the Leased Premises are located.

14. No Offer; No Construction Against Draftsmen. This Agreement shall not be binding until executed and delivered by both of the parties hereto. This Agreement shall not be relied upon by any other party, individual, corporation, partnership or other entity as a basis for terminating its lease with Landlord. No inference in favor of or against any party hereto shall be drawn from the fact that such party has drafted any provision of this Agreement or that such provisions have been drafted on behalf of said party.

[Signature page follows.]

LEASE TERMINATION AGREEMENT – Page 4

EXECUTED as of the date first written above.

Address of Tenant:	TENANT:

TITANIUM HEALTHCARE, INC.,
a Nevada corporation

Attention:	By:
Name:
Title:

Address of Landlord:	LANDLORD:

GML HOLDINGS, LP,
a Texas limited partnership

Attention:	By:	GML Holdings Management, LLC,
a Texas limited liability company,
its general partner

By:
Name:
Title:

LEASE TERMINATION AGREEMENT – Signature Page

EXHIBIT "A"

Note

[Follows this cover page.]

LEASE TERMINATION AGREEMENT – Exhibit "A" (Note) – Cover Page